Exhibit 10.9

LOAN AGREEMENT AMENDMENT NO. 2

February 1, 2016

Altlands Overseas Corp.

Office 101

1 ½ Miles Northern Highway

Belize City, Belize

We refer to the loan agreement dated February 9, 2015 between Altlands Overseas Corp. (the “Lender”) and MCW Energy CA, Inc., as amended on July 21, 2015 (the “Agreement”). For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Agreement as follows (the “Amending Agreement”). Capitalized terms not otherwise defined shall have the same meaning ascribed to them in the Agreement.

1.	Section 1.1 the term ” Repayment Date” is deleted and replaced with the following:

“Repayment Date” means the 9th of February, 2017.

2.	Section 4.2 is deleted and replaced with the following:

The interest applicable to the loan through February 9th, 2016 shall he 6%. The interest applicable to the loan from February 10th, 2016 through February 9, 2017 shall he 10%.

All other terms of the Agreement not contradicting with the provisions of this Amending Agreement shall continue in full force and effect.

This Amending Agreement is subject to (i) the issuance to the Lender of the maximum number of common shares in the capital of MCW Energy Group Limited permitted under section 2.2(b) of TSX Venture Exchange Policy 5.1, (ii) all necessary, director, shareholder, regulatory and stock exchange approvals, and (iii) compliance with applicable securities laws.

This Amending Agreement may be executed in two or more counterparts, each of which is deemed to be an original and all of which will constitute one agreement, effective as of the date given above. If you are in agreement with the terms and conditions of this Amending Agreement, please sign below and return one copy to our attention.

Yours truly,

MCW ENERGY CA, INC.

Per:	/s/ Aleksandr Blyumkin
	Name:	Aleksandr Blyumkin
	Title:	Director

AGREED AND ACCEPTED this 22nd day of February, 2016.

ALTLANDS OVERSEAS CORP.

Per:	/s/ Lorraine Torres
	Name:	Lorraine Torres
	Title:	Director